UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 9, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement

YA II PN Note Amendment

As previously disclosed by QT Imaging Holdings, Inc. (the “Company”) in a Current Report on Form 8-K filed on November 22, 2023 with the Securities and Exchange Commission (the “SEC”), on November 16, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”), pursuant to which the Investor agreed, subject to the conditions therein, to purchase from the Company shares of its common stock, par value $0.0001 (the “Common Stock”), for a value of up to $50,000,000 of which $10,000,000 was to be advanced by the Investor as evidenced by a promissory note (such advance, the “Pre-Paid Advance”). Furthermore, as previously disclosed by the Company in a Current Report on Form 8-K filed on March 5, 2024 with the SEC, the Company, as consideration for the Pre‑Paid Advance, on March 4, 2024 issued to the Investor a promissory note (the “Investor Note”). Undefined terms used herein have the meanings defined in the Investor Note.

As previously also disclosed in a Current Report on Form 8-K with the SEC on September 13, 2024, a Trigger Event occurred under the terms of the Investor Note on September 11, 2024, as a result of which the Company made the first of its monthly payments due to the Investor on September 13, 2024, of approximately $1,500,000. In addition, as previously disclosed in a Current Report on Form 8-K filed on September 30, 2024 with the SEC (the “September 30th Current Report”), the Company and the Investor entered into an Omnibus Amendment (the “First Amendment”) to the Financing Documents, dated as of September 26, 2024, to reduce the Company’s obligations resulting from the Trigger Event as described in the September 30th Current Report. Subsequently, and as previously disclosed in a Current Report on Form 8-K with the SEC on October 31, 2024, the Company and the Investor also entered into that certain Second Omnibus Amendment (the “Second Amendment”), pursuant to which the parties agreed, amongst other things, to extend the Maturity Date of the Investor Note to March 31, 2026 and to reduce the Company’s monthly payments owing under the Investor Note.

On November 4, 2024, the Investor converted $254,593 of outstanding principal of the Investor Note into 384,059 shares of common stock of the Company (the “Common Stock”) with an applicable conversion price of $0.6629 per share. On December 6, 2024, the Investor converted $259,589 of outstanding principal under the Investor Note into 519,177 shares of Common Stock with an applicable conversion price of $0.50 per share. The principal balance of the Investor Note was $8,340,411 following the two conversion notices received from the Investor.

On January 9, 2024, the Company and the Investor entered into a Third Omnibus Amendment (the “Third Amendment”, and together with the SEPA, the Investor Note, the First Amendment and the Second Amendment, the “Financing Documents”), to amend certain terms of the Financing Documents as described below.

Pursuant to the Third Amendment, the Investor and the Company agreed that for $1.5 million of the current outstanding balance due under the Investor Note (principal and unpaid accrued interest), the Fixed Price shall be modified to $0.584 per share, and for the remainder, the Fixed Price shall not be changed and remain $4.61395 per share as provided for in the Investor Note when the Company issued it on March 4, 2024.

Further, the Third Amendment removed the Company’s obligation to make monthly payments to the Investor, previously owing due to the occurrence of the Trigger Event, such that no further monthly payments will be owed during the period beginning on the date of the Third Amendment and ending on the Maturity Date. In exchange for this relief, the aggregate purchase price owed to the Company from the first Advance that occurs pursuant to the terms of the SEPA (the “Advance Proceeds”) shall be paid by the Investor offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Investor Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding Payment Premium in respect of such principal amount, if applicable), and that for any subsequent Advances pursuant to the terms of the SEPA, the Investor shall pay half of such Advance Proceeds directly to the Company and the other half of such Advance Proceeds shall be paid by the Investor offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Investor Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding Payment Premium in respect of such principal amount, if applicable).

Further, pursuant to the terms of the Third Amendment, the Investor has provided its consent to the holder of that certain Secured Convertible Note issued by the Company to Funicular Funds, LP on March 4, 2024 (the “Cable Car Note”) being able to convert the Cable Car Note at a conversion price of $0.584 per share, as described in further detail in the Cable Car Note section below.

All terms, conditions and provisions of the Financing Documents shall remain in full force and effect and remain unaffected and unchanged, such that the Third Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Financing Documents, or the priority thereof, such that those liens, security interests and rights, as well as all rights, remedies, titles, liens and equities securing the Financing Documents and indebtedness as modified are ratified, confirmed, renewed and extended in all respects.

The Third Amendment is a modification only and not a novation, such that it shall be considered attached to the Investor Note and made a part thereof, and shall not release or affect the liability of any guarantor, surety or endorser of the Investor Note, or release any owner of collateral securing the Investor Note, such that the validity, priority and enforceability thereof shall not be impaired. Any event of default under the Third Amendment shall constitute an Event of Default under the Investor Note.

The Company also agreed, pursuant to the Third Amendment, in consideration of the mutual covenants contained therein, to fully and unconditionally release and forever discharge the Investor and its affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Released Parties, the Company or QT Imaging ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of the Third Amendment, with such release being binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.

Finally, the Third Amendment provides that an Event of Default under the Investor Note shall occur automatically, without the requirement of any notice from the Investor to the Company, if any creditor other than the Investor, or any party acting in a similar capacity, initiates or attempts to initiate any action intending to foreclose, seize, or take control over any asset of the Company, whether through legal processes or by any other means, which shall include, but shall not be limited to, the filing of any legal actions aiming at foreclosure, the initiation of such proceedings, or any preparatory steps taken by such creditor that clearly indicate an intention to foreclose on assets due to the Company’s failure to meet its obligations to such creditor. Upon the occurrence of any such event, an Event of Default shall have occurred and all obligations under the Investor Note shall automatically become immediately due and payable, and the Investor shall be entitled to exercise all rights and remedies available under the Investor Note and applicable law, without any further notice, demand, or action required on the part of the Investor. Notwithstanding any other provision in the Third Amendment or the Investor Note, the aforementioned clause is to serve as an additional Event of Default, augmenting, and not replacing, any Events of Default as specified within the Investor Note.

This Current Report provides a summary of the Third Amendment, the description of which does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement. A copy of the Third Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report.

Cable Car Note

As previously disclosed on a Current Report on Form 8-K filed with the SEC on March 5, 2024, the Company entered into the Cable Car Note on March 4, 2024 providing for an original principal amount of $1,500,000. On January 9, 2024, the Company and Funicular Funds, LP (“Cable Car”) entered into an Omnibus Amendment (the “Cable Car Amendment”) to amend certain terms of the Cable Car Note, including a reduction of the conversion price for the Cable Car Note to $0.584 per share.

Further, the Cable Car Amendment provides that the maturity date for the Cable Car Note shall be extended to March 31, 2026, in consideration for which, the Company shall pay an “Extension Fee” of $90,000 to Cable Car, with such fee being added to the amount due and payable on such maturity date, unless the Cable Car Note is earlier converted pursuant to its terms, in which event the Extension Fee shall also be converted. No interest shall accrue or be due on the Extension Fee.

Pursuant to the Cable Car Amendment, interest shall accrue on the outstanding principal balance of the Cable Car Note at an annual rate equal to six percent (6%), with interest being calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest shall be due and payable on the maturity date for the Cable Car Note, unless the Cable Car Note is earlier converted pursuant to its terms, in which event such accrued and unpaid interest shall also be converted.

In addition, in connection with any sale, assignment, transfer, or other disposition (a “Sale”) of any shares into which the Cable Car Note is converted pursuant to its terms, the Cable Car Amendment provides that to the extent such Sale is made pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), provided that Rule 144 is available as an exemption from the registration requirements for such Sale, if requested by Cable Car and upon delivery by Cable Car of such customary representations and other documentation reasonably acceptable to the Company in connection with transactions relying upon Rule 144, the Company shall use commercially reasonable efforts to cause its transfer agent to remove any restrictive legends related to the book entry account holding such shares sold or disposed of by Cable Car without restrictive legends within two business days of such request.

All terms, conditions and provisions of the Cable Car Note shall remain in full force and effect and remain unaffected and unchanged, such that the Cable Car Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Cable Car Note, or the priority thereof, such that those liens, security interests and rights, as well as all rights, remedies, titles, liens and equities securing the Cable Car Note and indebtedness as modified are ratified, confirmed, renewed and extended in all respects. Any event of default under the Cable Car Amendment shall constitute an Event of Default under the Investor Note.

The Cable Car Amendment is a modification only and not a novation, such that it shall be considered attached to the Cable Car Note and made a part thereof, and shall not release or affect the liability of any guarantor, surety or endorser of the Cable Car Note, or release any owner of collateral securing the Cable Car Note, such that the validity, priority and enforceability thereof shall not be impaired.

This Current Report provides a summary of the Cable Car Amendment, the description of which does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement. A copy of the Cable Car Amendment is filed as Exhibit 10.2 hereto and is incorporated by reference into this Current Report.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits:

Exhibit No.	Description
10.1	Third Omnibus Amendment, dated January 9, 2025, by and between QT Imaging Holdings, Inc. and YA II PN, LTD.
10.2	Omnibus Amendment, dated January 9, 2025, by and between QT Imaging Holdings, Inc. and Funicular Funds, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 10, 2025	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer